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                               OPTION CERTIFICATE



                           NON-QUALIFIED STOCK OPTION
                                (Non-Assignable)

                             For ___________ Shares

                           To Purchase Common Stock of

                                WFS FINANCIAL INC

                           Issued Pursuant to the 1996
                     Stock Option Plan of WFS Financial Inc
                                  (the "Plan")

THIS CERTIFIES that on ___________________________________, (the "date of grant") ________________________ (the "Holder") was granted an option (the "Option") to purchase at the Option Price of $________________ per share, all or any part of ______________________ fully paid and non-assessable shares (the "Shares") of the common stock, without par value, of WFS Financial Inc, a California corporation (the "Company"), upon and subject to the following terms and conditions:

         1. DEFINITION. Unless otherwise indicated herein to the contrary, capitalized terms used in this Option Certificate (the "Option Certificate") shall have the same meaning as in the Plan.

         2. EXERCISE OF OPTION.

                  2.1 The Option shall expire on __________________ unless the Plan provides for earlier termination (the "Expiration Date").

                  2.2 The Option may be exercised or surrendered during the Holder's lifetime only by the Holder. The Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

                  2.3 The Option shall be exercisable in installments on or after the exercise date for each installment (the "Exercise Date") and on or before the Expiration Date in accordance with the Plan and the following schedule:

         Exercise                             Number of Shares Available
           Dates                                     for Purchase
    -------------------                       --------------------------
          -------                                      ---------
          -------                                      ---------

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          -------                                      ---------
          -------                                      ---------


         On and after each Exercise Date stated above in this Paragraph 2, the maximum number of Shares that may be purchased by Holder upon exercise of the Option is the number of Shares set forth opposite that date plus the number of Shares set forth opposite each prior exercise date, less the aggregate number of Shares previously purchased by Holder pursuant to the terms of this Option Certificate. However, in no event may the Option be exercised prior to the approval of the Plan pursuant to Paragraph 17 thereof and Holder's exercise of any and all SARs held by Holder pursuant to Paragraph 11 of the Plan, which exercise shall occur on August 2, 1996.

         3.       EXERCISE

                  3.1 Delivery of Notice. The Option shall be exercised by the delivery of a completed written notice duly signed by the Holder in the form attached hereto as Exhibit 3.1, together with this Option Certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Corporate Secretary of the Company or such other officer of the Company appointed for the purpose of receiving the same. The Option may not be exercised at any time when the exercise or payment thereof may result in the violation of any law or governmental order or regulation.

                  3.2 Payment. Payment for the Shares purchased pursuant to the exercise of the Option shall be made in full at the time of the exercise of the Option by any one or more of the following methods: (a) in cash, (b) by certified check payable to the order of the Company, (c) by Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the date the Option is exercised) or (d) any combination of such methods of payment, which together amount to the full exercise price of the Shares as to which the Option is being exercised.

                  3.3 Delivery of Stock Certificate and Return of Option Certificate. Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company also shall cause to be delivered to the person entitled thereto a new Option Certificate in replacement of the Option Certificate, if surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or this Option Certificate shall be endorsed to give effect to the partial exercise of the Option.

                  3.4 Withholding. In the event that the Holder elects to exercise the Option or any part thereof, and if the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state, or local tax laws, rules or

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regulations in respect of the issuance of Shares to the Holder pursuant to the
Option, the Company or such Subsidiary shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder. In any event, the Holder shall make available to the Company or such Subsidiary, promptly when requested by the Company or such Subsidiary, sufficient funds to meet the requirements of such withholding, and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable to make such funds available to the Company or such Subsidiary out of any funds or property due or to become due to the Holder.

         4.       TERMINATION OF EMPLOYMENT

                  4.1 All or any part of the Option, to the extent unexercised, shall terminate immediately upon (i) the cessation or termination for any reason of the Holder's employment by the Company and all Subsidiaries (including circumstances under which a Subsidiary employing the Holder ceases to be a Subsidiary or is liquidated and the Holder does not continue to be employed by the Company or another Subsidiary), unless the Option holder as of the date of such cessation or termination and immediately thereafter is a Director, or (ii) upon the Holder ceasing to be a Director, unless on the date of such cessation and immediately thereafter he is an Employee of the Company or a Subsidiary; except that the Holder shall have until the end of the three (3) months following the cessation or termination of employment or following his ceasing to be a Director, respectively, and no longer, to exercise any portion of the Option that he could have exercised on the day on which such employment ceased or terminated, or he ceased to be a Director, respectively; provided, that such exercise must be accomplished prior to the expiration of the term of the Option.

                  4.2 Notwithstanding Paragraph 4.1, if the cessation or termination of the Holder's employment or the Holder's ceasing to be a Director is due to the permanent and total disability of the Holder within the meaning of Internal Revenue Code Section 22(e)(3), the existence of which permanent and total disability shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), the Holder shall have the privilege of exercising the portion of the Option which is unexercised at the time of such cessation or termination, but only to the extent that the Option is then exercisable, within twelve (12) months of such cessation or termination; provided, however, that such exercise must be accomplished prior to the expiration of the term of the Option.

                  4.3 Notwithstanding Paragraph 4.1, if the cessation of the Holder's employment or the Holder's ceasing to be a Director is due to death, the representative of the estate or the heirs of the deceased Holder, shall have the privilege of exercising the portion of the Option which is unexercised at the time of such death, but only to the extent that the Option is then exercisable, within twelve (12) months of the Holder's death; provided, however, that such exercise must be accomplished prior to the expiration of the term of the Option.

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                  4.4 Notwithstanding Paragraph 4.1, if the employment of the
Holder with the Company or a Subsidiary shall be terminated because of the Holder's violation of the duties of such employment with the Company or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), the portion of the Option which is unexercised at the time of the termination of his employment shall terminate immediately upon such termination, and the Holder shall have no right after such termination to exercise any portion of the Option he might have exercised prior to the termination of his employment.

         5.       CHANGES IN SECURITIES OR CORPORATION ORGANIZATION.

                  5.1 Adjustment. If prior to the complete exercise of the Option there shall be declared and paid a stock dividend upon the Shares of if the Shares shall be split-up, converted, exchanged, reclassified, combined or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the Holder upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification, combination or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the original Shares were being purchased hereunder. Any fractional Shares or other securities which may be payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or other securities as of the date of such exercise. Notwithstanding any other provisions of this Paragraph 5.1 or the Plan to the contrary, the declaration of a stock dividend upon the Shares occurring at any time within 30 days of the grant of the Option and the consequent distribution of such stock dividend, shall not entitle the Holder to any adjustment in the number of Shares which Holder would be entitled to receive upon exercise of the Option, which shall remain unchanged from the number specified in this Option Certificate; provided, however, that the declaration of a stock dividend on the Shares on or after 31 days following the date of grant of the Option and the consequent distribution of such stock dividend shall entitle the Holder to the adjustment of the number of Shares that the Holder would be entitled to receive upon exercise of the Option as provided in this Paragraph 5.1 and the Plan.

                  5.2 Acquisition or Reorganization. In the event of an acquisition by a person or entity, or a group of persons or entities acting in conjunction, of more than fifty percent (50%) of the issued and outstanding shares of stock of the Company have ordinary voting power (excluding acquisitions by any person or entity or a group of persons or entities holding more than 50% of such stock on June 28, 1996), or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or a merger or consolidation of the Company into or with any other person or entity which results in the acquisition of the Company by a non-affiliated person or entity, or any

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other event which would similarly constitute an acquisition of the Company by a non-affiliated person or entity, in the event provision is not made in the transaction for the continuance of the Plan and for the assumption of Options theretofore granted or the substitution for those Options of new options covering the securities of a successor corporation or a parent or subsidiary thereof, or in the event such provision is made but the Company has not agreed to it, Holder shall be entitled, during the period thirty (30) days prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of Shares under the Option which Holder would otherwise have been entitled to purchase during the remaining term of the Option and without regard to Exercise Dates or any otherwise applicable exercise restrictions set forth in this Option Certificate or the Plan (other than the Expiration Date). To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the Option by Holder at that time, the exercise shall be contingent upon the consummation of the transaction.

         6. No Other Rights. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company or its Subsidiaries or derogate from any right of the Company or its Subsidiaries to retire, request the resignation of, or discharge the Holder at any time, with or without cause. Holder is not entitled to any rights as a stockholder with respect to any Shares issuable hereunder until a certificate or certificates representing those shares are issued and delivered to him.

         7. Compliance with Law. Before issuing and delivering any Shares to the Holder, upon the exercise of the Option, the Company may (a) require the Holder to give assurances that the Shares are being purchased for investment and not with a view to resale or distribution and will not be transferred in violation of applicable securities laws; (b) restrict the transferability of such Shares, and require a legend to such effect to be placed on the certificates representing such Shares, or (c) condition the exercise of the Option or the issuance and delivery of Shares upon the listing, registration or qualification of the Shares covered by the Option upon a securities exchange or under applicable securities laws.

         8. Amendments. The Board of Directors or the Committee, with the consent of the Holder as to any adverse changes, may amend at any time from time to time, the terms and conditions of the Option.

         9. Restriction on Disposition. The Option may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of Holder only by Holder. Any attempt to transfer the Option or any interest therein by assignment, pledge, hypothecation, or otherwise, except as herein provided, or the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

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         10. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Corporate Secretary of the Company at the Company's offices at 23 Pasteur Road, Irvine, California 92718-3804, or at such other address as the Company, or any other such person, by notice to the Holder, may designate in writing from time to time; to the Holder at the address shown below his signature on this Option Certificate, or at such other address as the Holder, by notice to the Company, may designate in writing from time to time. Notices shall be effective upon receipt.

         11. Incorporation of Plan. The Option and this Option Certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. A determination by the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Option or of the plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

         12. Complete Agreement, Modification and Construction. This Option Certificate comprises the entire understanding between the parties, may not be modified or terminated orally, and shall be construed and enforced under the laws of the State of California.

         13. Gender. Throughout this Option Certificate, unless the context otherwise requires, the masculine gender includes the feminine and neuter, and the neuter gender includes the masculine and feminine.

         This Agreement has been executed at Irvine, California this___________ day of ________________,
1996.

HOLDER                                        WFS FINANCIAL INC

________________________________              By: _____________________________
[Optionee Name]                                             Joy Shaefer
[Optionee Title]                                            President
[Company/Subsidiary Name]
[Address]

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                                   Exhibit 3.1

                          Notice of Exercise of Option


                  __________________, the Holder of an Option to purchase at the Option Price of $________________ per share, all or any part of ______________________ fully paid and non-assessable shares (the "Shares") of the common stock, without par value, of WFS Financial Inc, a California corporation (the "Company"), granted to Holder pursuant to the Company's 1996 Stock Option Plan, hereby gives notice of the exercise of the Option and purchase of Shares as follows:

Numbers of Shares Purchased Pursuant to Option:               _________________

Number of Shares Remaining Under Option:                      _________________


                  The purchase of Shares shall be effective as of ________________, ______. Attached to this Notice is the sum of $_____________________ in the form of _____________ in full payment for the purchased Shares and the Option Certificate evidencing the Option.

Dated: ___________, ______

                                                             __________________
                                                             [Optionee Name]



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